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                                                                     EXHIBIT 8.1



                          (VINSON & ELKINS LETTERHEAD)



December 23, 2003



Natural Resource Partners L.P.
NRP (Operating) LLC
601 Jefferson, Suite 3600
Houston, Texas 77002

Ladies and Gentlemen:

         We have acted as counsel for Natural Resource Partners L.P. (the "Partnership") with respect to certain legal matters in connection with the registration by the Partnership and NRP (Operating) LLC (the "Operating Company") under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale from time to time, pursuant to Rule 415 under the Securities Act, of up to $500,000,000 of common units of the Partnership and/or debt securities of the Partnership and the Operating Company. We have also participated in the preparation of the Prospectus (the "Prospectus") contained in the Registration Statement to which this opinion is an exhibit.

         In connection therewith, we prepared the discussion set forth under the caption "Material Tax Consequences" in the Prospectus (the "Discussion"). All statements of legal conclusions contained in the Discussion, unless otherwise noted, are our opinion with respect to the matters set forth therein as of the effective date of the Registration Statement. In addition, we are of the opinion that the federal income tax discussion in the Registration Statement with respect to those matters as to which no legal conclusions are provided is an accurate discussion of such federal income tax matters (except for the representations and statements of fact of the Partnership and its general partner, included in such discussion, as to which we express no opinion).

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. This consent does not constitute an admission that we are "experts" within the meaning of such term as used in the Securities Act.

                                                  Very truly yours,

                                                  /s/Vinson & Elkins L.L.P.
                                                  -------------------------
                                                  Vinson & Elkins L.L.P.